EXHIBIT 10.2

FIRST AMENDMENT TO OPERATING AGREEMENT

AND AGREEMENT TO RETIRE

THIS FIRST AMENDMENT TO OPERATING AGREEMENT AND AGREEMENT TO RETIRE (this “Amendment”) is made as of the 18th day of April, 1997 (the “Effective Date”), by and among BEAVER DAM LIMITED LIABILITY COMPANY, a Maryland limited liability company (the “Company”), party of the first part, DAVID D. SMITH, FREDERICK G. SMITH, J. DUNCAN SMITH and ROBERT E. SMITH (collectively, the “Remaining Members”), parties of the second part, and SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (“SBG”), party of the third part.

Explanatory Statement

A.            The Remaining Members and SBG are all of the members of the Company. The Remaining Members and SBG entered into an Operating Agreement (the “Operating Agreement”) with respect to the Company dated May 30, 1996. Except as otherwise defined herein, capitalized terms used herein other than proper nouns shall have the respective meanings ascribed to them in the Operating Agreement.

B.            The Percentages are held as follows:

David	13.75%
Frederick	13.75%
Duncan	13.75%
Robert	13.75%
SBG	45.00%

C.            The parties hereto have agreed that SBG’s entire right, title and interest in and to the Company (the “Redemption Interest”) shall be retired and redeemed by the Company and that SBG shall withdraw from the Company all as set forth herein.

D.            The Remaining Members wish to amend Exhibit A to the Operating Agreement.

E.             The parties wish to enter into such other covenants and agreements as are more fully hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants more fully hereafter set forth, the parties hereto agree as follows:

1.             Assignment; Deliveries.

1.1. For the payment by the Company to SBG of Three Hundred Sixty-Three Thousand Nine Hundred Thirty-Eight Thousand Dollars and Sixty-Six Cents ($407,033.84), receipt of which is hereby acknowledged by SBG, SBG hereby assigns, transfers and conveys to the Company all of SBG’s right, title and interest in and to all of the Redemption Interest (including, without limitation, SBG’s Membership Rights) in redemption thereof, all effective as of the Effective Date. It is understood and agreed by the parties hereto that from and after the Effective Date, SBG shall no longer be a Member (or be an Interest Holder) or have any Membership Rights whatsoever and that as of the Effective Date SBG has withdrawn from the Company.

2.             Liability, Profits and Assets.  SBG shall be relieved of (and is hereby released by the Company and the Remaining Members from) any liability for any and all debts, obligations and liabilities of the Company or under the Operating Agreement, to the extent that, on or after the Effective Date, such debts, obligations or liabilities arise, increase or accrue (collectively, the “Future Debts, Obligations and Liabilities”), and SBG shall not be entitled to any share of the profits, losses, assets or distributions of the Company (except for SBG’s share of the profits, distributions, assets and losses, if any, that SBG was entitled to on or before the Effective Date). The Remaining Members shall be entitled to all of the profits, distributions, assets and losses of the Company (except for the profits, distributions, assets or losses, if any, SBG was entitled to on or before the Effective Date) that SBG would have otherwise been entitled to but for this Amendment and the transactions contemplated hereby, and the Remaining Members hereby assume from SBG all Future Debts, Obligations and Liabilities that SBG would have been liable for but for this Amendment and the transactions contemplated hereby. The Remaining Members hereby jointly and severally agree to defend, indemnify and hold harmless SBG from, against, and in respect of, any and all claims, costs, expenses, fees (including, without limitation, the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings, of any nature, in connection with or arising from under or out of the Future Debts, Obligations and Liabilities.

3.             Amendment to Operating Agreement; Consent.  The parties hereto agree that the provisions of Exhibit A to the Operating Agreement are hereby amended as of the Effective Date by deleting them in their entirety and by inserting in lieu thereof the provisions of Exhibit A to this Amendment. The Remaining Members and SBG all consent to the Company entering into this Agreement

4.             SBG Board Approval or Ratification.  If not previously approved or ratified by SBG’s Board of Directors, this Amendment and the parties’ obligations, covenants and agreements hereunder are subject to the approval or ratification of this Amendment by SBG’s Board of Directors.

5.             Attorneys’ Fees.  In the event of a breach or threatened breach of this Amendment, the breaching party or the party threatening to breach, as the case may be, shall pay the reasonable attorneys’ fees, costs and other expenses of the other party incurred as a result of or in connection with such breach or threatened breach, including, without limitation, any such attorneys’ fees, costs or other expenses incurred by such other party in any litigation to recover damages hereunder or to otherwise enforce this Amendment.

6.             Miscellaneous.

6.1.  Section Headings.  Section headings are inserted for convenience only and shall not limit or otherwise affect any of the provisions of this Amendment

6.2.  Entire Agreement.  This Amendment, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understanding, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

6.3.  Waivers; Amendments.  Any of the terms or conditions of this Amendment may be waived but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended or modified in whole or in part only by an agreement in writing, executed by all of the parties to this Agreement.

6.4.  Binding Nature of Amendment.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

6.5.  Word Usage.  As used herein, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

6.6.  Governing Law.  This Amendment shall be governed by, and interpreted in accordance with, the law of the State of Maryland.

6.7.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8.  Severability.  In the event that any provision of this Agreement shall be found to be unenforceable in any action or proceeding, the remaining provisions shall remain in full force and effect.

6.9.  Survival.  This Amendment shall survive the closing of the transactions contemplated hereby.

6.10.  Arbitration.  The parties hereto agree that the provisions of the Maryland Uniform Arbitration Act and the Federal Arbitration Act are applicable to this Amendment. Any question, dispute, claim and/or controversy arising out of, relating to or in connection with this Amendment (including, without limitation, the scope or applicability of this Section 6.10) or any breach or alleged breach of this Amendment, shall be submitted to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association (and if there is a conflict between such rules and procedures on the one hand, and/or the Federal Arbitration Act or the Maryland Uniform Arbitration Act on the other hand, the rules and procedures of the American Arbitration Association shall control). Arbitration proceedings shall be held in Baltimore, Maryland. The decision in the arbitration proceeding shall be final and may be entered and enforced in any court of competent jurisdiction. Nothing within this Section 6.10 shall be deemed to preclude any party hereto from seeking interim or provisional relief or protection from a court of competent jurisdiction, whether before, during or after any arbitration proceeding.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed, under seal, effective as of the date first set forth above.

WITNESS OR ATTEST:	BEAVER DAM LIMITED LIABILITY COMPANY

/s/ Hyris Feldman	/s/ David D. Smith			(SEAL)
David D. Smith

/s/ Hyris Feldman	/s/ Frederick G. Smith			(SEAL)
Frederick G. Smith

/s/ Hyris Feldman	/s/ J. Duncan Smith			(SEAL)
J. Duncan Smith

/s/ Hyris Feldman	/s/ Robert E. Smith			(SEAL)
Robert E. Smith

SINCLAIR BROADCAST GROUP, INC.

/s/ Cam Smart	By:	/s/ David B. Amy		(SEAL)
		Name:	David B. Amy
		Title:	Executive Vice President and Chief Financial Officer

Beaver Dam Limited Liability Company

Operating Agreement

Exhibit A

List of Members, Capital, and Percentages

(as of April 18th, 1997)

Name, Address, and Taxpayer I.D. Number	Cash Capital Contribution	Percentages

David D. Smith	$116,203.48	13.75%
802 Hillstead Drive
Lutherville, MD 21093
###-##-####

Frederick G. Smith	$251,881.42	28.75%
7 Timber Park Court
Lutherville, MD 21093
###-##-####

J. Duncan Smith	$251,881.43	28.75%
1345 Ivy Hill Road
Cockeysville, MD 21030
###-##-####

Robert E. Smith	$251,881.43	28.75%
3600 Butler Road
Glyndon, MD 21071
###-##-####

April 18, 1997

Mr. David Amy, Chief Financial Officer

Sinclair Broadcast Group, Inc.

2000 W. 41st Street

Baltimore, MD 21211

Dear David,

Please find enclosed a check in the amount of $407,033.84 to reimburse Sinclair Broadcast for their capital contribution, $380,273.66, plus 8% interest, $26,760.18. Sinclair’s 40% interest is being bought by Fred, Duncan and Rob Smith through Beaver Dam Limited Partnership.

Thank you for Sinclair’s initial interest in Beaver Dam LP and we wish Sinclair the best of luck in all their future endeavors.

Sincerely,

/s/ Frederick G. Smith
/s/ J. Duncan Smith
/s/ Robert E. Smith
Frederick G. Smith
J. Duncan Smith
Robert E. Smith